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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2003

YAHOO! INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-28018 (Commission File Number)	77-0398689 (I.R.S. Employer Identification No.)

701 First Avenue
Sunnyvale, California 94089
(Address of Principal Executive Offices) (Zip Code)

(408) 349-3300
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

        On April 9, 2003, Yahoo! Inc. (the "Company") completed its sale of Zero Coupon Senior Convertible Notes due 2008 (the "Notes") in a private offering, which offering resulted in net proceeds to the Company of approximately $732 million. The Notes were issued pursuant to an Indenture, dated as of April 9, 2003, by and between Yahoo! Inc. and U.S. Bank National Association.

        The Notes and the shares of common stock issuable upon conversion or repurchase of the Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The Company has agreed in a Registration Rights Agreement, dated as of April 9, 2003, among Yahoo! Inc. and Credit Suisse First Boston LLC, for the benefit of the holders of the Notes, to file with the Securities and Exchange Commission a registration statement covering resales of the Notes and the shares of common stock issuable upon conversion or repurchase of the Notes. A copy of the Registration Rights Agreement is filed as Exhibit 4.2 to this report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits.

Exhibit No.	Document
4.1	Indenture, dated as of April 9, 2003, by and between Yahoo! Inc. and U.S. Bank National Association
4.2	Registration Rights Agreement, dated as of April 9, 2003, among Yahoo! Inc. and Credit Suisse First Boston LLC

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC.
By:	/s/ Michael J. Callahan Michael J. Callahan Assistant Secretary

Date: April 9, 2003

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  Item 5. Other Events and Required FD Disclosure.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES